Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Broadway Financial Corporation 2008 Long-Term Incentive Plan of our report dated March 27, 2009 on the consolidated financial statements of Broadway Financial Corporation and subsidiaries, which report is included in Form 10-K for Broadway Financial Corporation for the year ended December 31, 2008.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

South Bend, Indiana

November 17, 2009